Exhibit 10.9

DANA INCORPORATED

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

This Restricted Stock Unit Award Agreement (this "Award Agreement"), dated as of the date of grant set forth below (the "Date of Grant"), is made by and between Dana Incorporated (the "Company") and you. Capitalized terms not defined herein will have the meaning ascribed to them in the Dana Incorporated 2021 Omnibus Incentive Plan, as amended from time to time (the "Plan").

Name:

Value of 2024 Annual Grant:

Date of Grant:

Dana Stock Price at Close of Business on Date of Grant: $

Number of Restricted Stock Units ("RSUs"): #

Vesting Date (subject to Paragraph 5 hereof):

100% vesting on _________________

Time and Form of Payment

Each RSU granted hereunder will represent the right to receive (1) one share of common stock (or, at the election of the Company, cash equal to the Market Share Value Per Share) as of the date of vesting. Upon vesting of the RSUs (including any accelerated vesting pursuant to Paragraph 5 hereof), the shares of common stock subject to the RSUs becoming vested will be issued hereunder (provided that such issuance is otherwise in accordance with federal and state securities laws), or, at the Company's election, the Company will make a cash payment equal to the product of the number of RSUs becoming vested and the Market Value Per Share on the vesting date, as soon as practicable thereafter, but in any event no later than the end of the calendar year in which such vesting occurs or, if later, by the 15th day of the third calendar month following the vesting date. Such issuance or payment will be made to you or the person to whom such rights have passed under your will (or if applicable, pursuant to the laws of descent and distribution).

1.         Grant of Restricted Stock Units. Pursuant to Section 10 of the Plan, the Company hereby grants to you the total number of restricted stock units set forth above (together with units credited pursuant to Section 4 below, the "RSUs"), subject to all of the terms and conditions of this Award Agreement and the Plan.

2.         Vesting. Subject to Paragraph 5 and the succeeding sentence hereof, the RSUs will vest as set forth above and no vesting will occur after you terminate services as a Non-Employee Director. In the event the Non-Employee Director becomes an employee of the Company immediately upon ceasing to be a Non-Employee Director, the RSUs held by you on such date will not be affected.

3.         Restrictions. The RSUs granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and will be subject to a risk of forfeiture in accordance with the provisions hereof.

4.         Dividends. Upon the Company's payment of a cash dividend in respect of its outstanding Company Stock, you will be credited with dividend equivalents in respect of each outstanding RSU. Such dividend equivalents will be converted into additional RSUs at a price per unit equal to the Market Value Per Share on the date that such dividend is paid. The additional RSUs will be subject to the same terms and conditions as the RSUs in respect of which the additional RSUs were so credited.

5.         Acceleration of Vesting

(a) In the event you cease to serve as a Non-Employee Director of the Company (i) by reason of death, (ii) by reason of Disability, or (iii) by reason of reaching mandatory retirement age (currently age 73), all of your unvested RSUs will vest immediately.

(b) In the event of a Change in Control, all of your unvested RSUs will vest immediately.

6.         No Shareholder Rights Prior to Issuance of Shares. You will have no rights as a shareholder until shares of Company Stock are issued pursuant to the terms of this Award Agreement.

7.         Agreement Subject to Plan. This award of RSUs is made pursuant to the provisions of the Plan, which is incorporated herein by this reference, and is intended, and will be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the provisions of the Plan will govern.

8.        Section 409A Compliance. Notwithstanding anything to the contrary contained in this Award Agreement, if the Compensation Committee or the Board determines that all or a portion of the RSUs is subject to Section 409A of the Code, the Compensation Committee and the Board reserve the right (without any obligation to do so) to amend or restructure the RSUs in order to cause the RSUs to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

9.         Governing Law. This Award Agreement will be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

10.       Amendment. No amendment or modification hereof will be valid unless it will be in writing and signed by all parties hereto.

Signed Electronically                                                                        Date: